Exhibit 10.10†

DISTRIBUTOR SERVICE AGREEMENT

THIS DISTRIBUTOR SERVICE AGREEMENT, effective as of 15th Day of September, 2002 (“Effective Date”) by and between DavCo Restaurants, Inc., a Delaware corporation (“Company”); and MAINES PAPER & FOOD SERVICE, INC., a New York corporation (“Distributor”).

WHEREAS, Distributor is a wholesale distribution company providing purchasing, marketing, warehousing, delivery and related services (“Distribution Services”) of food, paper products and equipment along with such other items as may be utilized in a restaurant (“Products”) to commercial customers, including restaurant chains; and

WHEREAS, Company has a chain of restaurants, owned and/or franchised, encompassing one or more restaurant concepts (“Restaurants”) requiring the procurement of food and related products; and

WHEREAS, Company and Distributor desire to enter into Distributor Service Agreement (“Agreement”) for the sale by Distributor and the purchase by Company, of Products, which results in shared benefits, rewards and risks in a positively managed business environment, designating Distributor as an exclusive Distributor authorized to provide Distribution Services to the Company’s Restaurants in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Distributor hereby agree as follows:

1.                                      Designation of Exclusive Distributor

1.1                                 Company designates Distributor as its exclusive Distributor of Products to Restaurants in the geographic territory identified in Exhibit 1.26 (“Territory”) and Company shall not designate or allow another distributor within the Territory or authorize or permit any other distributor of Products to solicit or accept orders from Restaurants located within the Territory.

1.2                                 Subject to Distributor’s normal credit policies and standard rules and regulations established by Distributor, a copy of which is attached as Exhibit 1.2, Distributor shall accept orders to purchase Products, from any Restaurant in the Territory.

1.3                                 Company shall cause each Restaurant in the Territory to order from Distributor not less than one hundred percent (100%) of all Products required in the operation of the Restaurant, which the Distributor maintains in inventory.

2.                                      Service Obligations of Distributor

2.1                                 Products covered by this Agreement are listed in Exhibit 2.1.

2.2                                 Account Review

†Marked portions of the exhibit have been omitted based upon a request for confidential treatment. The omitted material has been filed with the Securities and Exchange Commission.

2.2.1                        Account Executive.  Distributor will assign an Account Executive to service Company’s accounts.  The Account Executive will maintain contact with Company’s designated representatives on an as needed basis, but no less than monthly, to review service requirements, new products, marketing concepts and other matters.

2.2.2                        Business Review.  Distributor shall conduct quarterly reviews with Company for the first year of the Agreement and semi-annually thereafter.  At such time, the Product list, Territory, additional Restaurants and other executive business issues will be reviewed.

2.3                                 Delivery Parameters

2.3.1                        Three Deliveries Per Week.  Each Restaurant will be serviced by Distributor with three deliveries per week in accordance with the current routing schedule.  To the extent possible, Distributor shall assign one driver, provided, however, that Distributor reserves the right to reassign drivers, substitute drivers or make such other changes as it deems necessary in the best interest of its business and the Company.

2.3.2                        Delivery Windows.  Key drop schedules will be developed for the Restaurants.  Delivery windows are 225 hours with a black-out period from 11:15 a.m. to 1:45 p.m. seven (7) days per week.

2.3.3                        Delivery Schedule Changes.  Distributor may re-route within the first 180 days and quarterly thereafter.

2.3.4                        Looks, Keys and Alarms.  Lock, key and alarm changes will be communicated and key provided via overnight delivery at Company’s expense to Distributor at least forty-eight (48) hours prior to time of dispatch as provided in the current routing schedule.

2.4                                 Performance Standards

2.4.1                        Delivery Order Fill Rate.  An Aggregate Delivery Order Fill mate of 99.70% shall be deemed as acceptable.  An Aggregate Delivery Order Fill Rate of less than 99.70% shall be deemed unacceptable.  Aggregate Deliver Order Fill Rate shall be defined as a measure of the completeness of orders delivered to all Restaurants as a percentage of the orders that were placed for those deliveries.  Cases delivered will exclude mispicks, damaged cases, out of code cases, shorted items, overlooked and returned items.

2.4.2                        On-Time Delivery Rate.  An On-Time aggregate percentage of 90% on key drop deliveries and 70% on attended deliveries shall be deemed as acceptable.  On Time Delivery Rate shall be defined as the delivery process beginning at one hour after restaurant closes to 6:30 a.m. for key drop deliveries and + one-hour /minus one-half-hour for attended deliveries from the time set for the expected delivery as a percentage of the total number of deliveries made by the Distributor.

2.4.3                        If the Company at any time determines that Distributor does not perform in accordance with the standards set forth herein, Company must notify Distributor of said non-performance.  Said notice shall be in written form and contain the specific nonperformance issue with proof thereof regarding Distributor’s nonperformance.  Distributor shall have ninety (90) days from receipt of said notice to remedy the non-performance issue.

3.                                      Inventory and Order Placement

3.1                                 Electronic Order Entry.  Orders will be remitted electronically.  Orders will be placed via Distributor’s online order entry system.  All orders will be transmitted 24 flours prior to scheduled departure.

3.1.1                        Fax and phone-in orders will be taken for the [*].  Thereafter, the fee will be $[*] per case for phone and fax orders.

3.1.2                        Distributor will offer $[*] upon execution of this agreement for the purchase of computer equipment.  The $[*] will be issued as a credit against Company’s accounts receivable.

3.1.3                        Special orders.  A fee of $[*] or the actual expense to market the special delivery, whichever is greater, will be added to the invoice.  Actual cost is defined as administrative and warehouse costs plus $[*] per mile for all out of route miles.  The fee will be effective once a pattern of special ordering is established.  If, a special order is the result of a Distributor error, the costs associated with such special order will be the responsibility of Distributor.

3.2                                 Returned Product.  For purchases that are returned for credit that are determined to be the result of a Restaurant’s excessive ordering or other ordering errors, a restocking fee equal to [*] percent of the total dollar value of the returned product will be assessed.

3.3                                 Shipment of Products Not Approved by Company.  Any products not approved by Company’s designated representative cannot be sold to the individual Restaurants by Distributor.

3.4                                 Inventory.  Distributor will inventory and deliver Company’s items as requested utilizing a four-week lead time on new items and an eight-week lead time on deleted items.  If any Product requested by Company results in greater than four weeks on hand Inventory a definitive action plan will be provided to Distributor by Company’s designated representative.  The written plan will detail the actions that will be taken to lower the level to a maximum of four weeks supply within twenty-one days of notification.  The action plan will consist of the following options: 1) Force-ship of inventory to restaurants as directed by Company; 2) Donating inventory to an entity at Company’s discretion; or 3) Destroying and disposing of inventory at Company’s discretion.  For inventory that remains on-hand thirty days after notification, Distributor will charge Company a storage fee of two percent (2%) per month.  Distributor shall follow all written directions from Company’s designated representative with respect to the distribution and sale of Company Requested Inventory, as hereinafter defined on Schedule 3.5.  Items requested by Company which Distributor would not otherwise purchase, warehouse and deliver shall be governed by the terms and conditions of the Customer Requested Inventory procedures attached as Exhibit 3.5.

3.5                                 Damages, Shortages and Errors.  Any damage, shortage, or error shall be noted on the invoice and signed by Restaurant’s receiving personnel.  Credit for damages, shorts, or errors will be noted by Distributor’s delivery personnel and will be final.  Notice of shortages on key-drop deliveries need to be made by Noon on the same day as delivery.  All reasonable efforts will be expended in determining the root cause of the damage, shortage, or error.

3.6                                 If Distributor is out-of-stock with respect to any Product, any affected Restaurant shall be notified regarding out-of-stocks and the expected period of duration of the out-of-stock prior to making the next scheduled deliveries.

3.7                                 Should a substitution be necessary and approved by Company, Distributor will ship a comparable product at a sell price calculated using the same pricing methodology as on the original product.

3.8                                 In the event of a shortage of Product, as determined in a written notice to Distributor by Company’s designated representative, Distributor shall allocate sales of the Product in short supply among the Restaurants based upon the written instructions from Company’s designated representative.

4.                                      Company’s Obligations

4.1                                 Company agrees to review Distributor’s current vendor base for future product needs or product changes where possible and mutually agreed upon by both parties.

4.2                                 Restaurants shall identify authorized representatives responsible for developing and releasing orders to Distributor.

4.3                                 Company will provide Distributor with written evidence of existence of agreements with product manufacturers in which the manufacturers have agreed on prices they will charge Distributor for products to be resold to Company.  Company must notify Distributor in writing of the existence of any additional agreements of this sort.  Distributor will not be responsible for the failure to purchase under such additional agreements in the absence of written notice from Company of the existence of such agreements.

4.4                                 Company shall provide Distributor list of suppliers approved by Company to provide Products to the Company’s Restaurants (“Approved supplier”).  A list of Approved Suppliers is attached hereto as Exhibit 4.4.

5.                                      Price

5.1                                 Distributor shall charge and Company agrees to pay an amount equal to the Cost plus appropriate pricing adjustments as outlined on Exhibit 5 (“Pricing”).  As used herein, Cost shall mean the F.O.B. invoiced amount from the supplier, manufacturer, vendor or packer plus freight, plus any Vendor charges or fees appearing on the invoices (calculated at a per unit rate).

5.2                                 Any off-invoice allowances granted to Distributor by an Approved Supplier shall be reflected in the Pricing.  Any cash discounts shall be the property of the Distributor.  Discontinued discounts from vendors will result in an adjustment to the pricing methodology on applicable products.  (Discount loss equals increase in pricing).

5.3                                 “Full Line” Distributor in Geographic Territory/Delivery Terms.  Company acknowledges that Distributor is the exclusive distributor to Company’s Restaurants.  Should Company add Restaurants outside the Territory or eliminate

Restaurants within the Territory, or establish additional restaurant concepts either inside or outside of the Territory, Company and Distributor shall meet its advance of any proposed change to address any material impact, positive or negative, and shall negotiate, in good faith, an appropriate adjustment to the pricing methodology, as warranted.  Failure to agree to an appropriate adjustment shall subject the parties to the Alternative Dispute Resolution Procedures as defined below.

5.4                                 Merchandising, Marketing Allowances.  Company acknowledges that Distributor performs value-added services for suppliers of Products, beyond procurement activities typically provided, including regional and national marketing, freight management, consolidated warehousing distribution, quality assurance and performance-based product marketing.  Distributor may recover the costs of providing these services and/or be compensated for these services directly from the suppliers (“MMA”).  Such compensation, regardless of how paid or recovered, is not related to Company’s purchase of the Products and therefore will not reduce the cost of Products to the Company and such compensation shall be retained by Distributor.  Distributor is not required to disclose such compensation to Company nor shall such compensation be available during any audit rights provided herein.  Distributor acknowledges its primary responsibility is to

Company and such services with suppliers shall not diminish its commitment to the Performance Standards.

5.5                                 Sales-Distributor and customer will comply with all applicable sales tax laws.

6.                                      Withdrawals and Recalls

6.1                                 In the event it is deemed necessary by either Company, in its discretion, or any of the Approved Suppliers, to withdraw or recall from Distributor and/or from the Restaurants any quantity of any Products (a) as a result of failure of such Products to satisfy the Company’s specifications as agreed upon by Company and the Approved Suppliers (b) for any other reason bearing on quality and/or safety of such Products, or (c) to prevent, minimize or otherwise protect against an actual or perceived threat to Company’s brand, Distributor shall comply diligently with all Product withdrawal/recall procedures in accordance with “Exhibit 6.1” “Product Withdrawals/ Recall”.

6.2                                 Distributor shall not be required to bear the costs associated with the withdrawal or recall of any Product unless such withdrawal or recall is the result of the negligence or intentional acts of Distributor.  Company shall cause the Approved Supplier(s) in question to reimburse Distributor for such costs.

7.                                      Confidentiality

7.1                                 Confidential Information means all information communicated by Company to Distributor or by Distributor to Company which is considered by Company or Distributor to be confidential, including, but not limited to: the terms of this Agreement; all information as to quantity, cost and prices for Products; methods of operation; business acquisitions and or expansion plans, all information relating to marketing, new products, sales volume and data regarding the operations of Company or Distributor, the Restaurants; and other information identified or reasonably identifiable as confidential or proprietary.  Confidential Information also includes information in any manner related to Distributor’s compliance or failure to comply with or meet the Performance Standards.

Distributor and Company acknowledge that each needs to protect the other by maintaining the confidentiality of Confidential Information that may be disclosed by Company and Distributor.  Accordingly, each party shall keep such Confidential Information and any materials containing Confidential Information confidential and shall maintain them in the strictest of confidence both during the initial Term and any Renewal Term and for a period of three (3) years thereafter.  Such Confidential Information shall only be disclosed within either party’s organization to such persons who have a need to know and shall not be disclosed to any third party without the express written consent of the other party.

Each party agrees and acknowledges that the other shall be subject to irreparable harm if this provision is breached and money damages alone will not provide an adequate remedy for such breach.  Accordingly, the non-breaching party shall be entitled to an injunction along with reasonable attorneys’ fees, costs and expenses associated with enforcing this provision.

7.2                                 The confidentiality obligations of this §7 shall not apply to information which Distributor or Company is compelled to disclose by judicial or administrative process or by other mandatory requirements of law; provided, however, that the disclosing party shall notify the other party of the required disclosure prior to such disclosure.

8.                                      Indemnification.  Company and Distributor shall each defend, indemnity and hold harmless the other party including, its officers, directors, employees, agents, parents, subsidiaries, affiliates and members (collectively “Indemnitees”), of, from and against any and all claims, demands, actions, cause of action, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable attorney’s fees and costs and expenses (all of the foregoing collectively referred to as “Damages”), caused by one party to the other and based upon or arising out of (i) any breach of this Agreement by it; (ii) any negligent act or omission of it in connection with provision of Distribution Services which results in any property damage or personal injury, including, but not limited to, illness or death; and (iii) any negligent act or omission of it in connection with the purchase, receipt, storage, shipment; delivery, resale or consumption of any Product, provided, however, that Distributor or Company shall not be liable for Damages to an Indemnitee to the extent such Damages result from the negligence; recklessness or misconduct of such Indemnitee; NOR, EXCEPT AS OTHERWISE PROVIDED, SHALL DISTRIBUTOR OR COMPANY, UNDER ANY CIRCUMSTANCES BE LIABLE TO ANY INDEMNITEE FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, ANY CLAIM FOR LOST PROFITS OR ANTICIPATED PROFITS.

9.                                      Insurance.  Company and Distributor shall maintain comprehensive liability insurance coverage during the entire term of this Agreement, with minimum coverage amounts of $1,000,000 per occurrence and $10,000,000 aggregate, including product liability coverage for damage, injury and/or death to persons and for damage and/or injury to property, and each shall provide to the other upon request written evidence of such coverage.

10.                               Term and Commencement

10.1                           This Agreement shall become effective as of the Effective Date and shall expire five (5) years from the Effective Date (“Initial Term), unless otherwise terminated pursuant to the terms of this Agreement.

10.2                           Unless either party notifies the other at least 180 days but no more than 270 days prior to the end of the Initial Term or Renewal Term, the Agreement will automatically extend for additional five (5) year periods (“Renewal Term”).

11.                               Cancellation, Termination, Events of Default.  A party may terminate this agreement upon the following Events of Default:

(a)           If the other party falls or refuses to comply with any of its material obligations under this Agreement after having been given written notice of the breach of any provision and having felled to cure such breach within the applicable time limit specified in the relevant section herein or, if no time period is attributable to the cure, sixty (60) days, or

(b)           The other party becomes bankrupt, insolvent or otherwise unable to pay its obligations as they become due.

Sections 7, Confidentiality and 12.6 Dispute Resolution Procedures shall survive the End of this Agreement.

12.                               Miscellaneous Provisions

12.1                           Entire Agreement.  This Agreement, including any Exhibits, amendments or addendums, supersedes all prior negotiations, discussions, representations, understandings and agreements between the parties with respect to the matters contained herein, and contains the only agreement between the parties hereto with respect to the transactions contemplated by this Agreement.

12.2                           Amendments, Modifications and Waiver.  This Agreement may not be waived, modified or amended except by a written instrument executed by authorized representatives of both parties.  A waiver on one occasion shall not be a waiver of the same or any other breach on any other occasion.  No course of dealing or performance by any party, and no failure, omission, delay or forbearance by any party, in whole or in part, in exercising any right, power, benefit or remedy shall constitute a waiver of such right, power, benefit or remedy.

12.3                           Cumulative Remedies.  No remedy conferred upon either party is intended to be exclusive of any other remedy, and each and every such remedy shall be in addition to, and not in limitation of or substitution for, every remedy available at law or in equity or by statute or otherwise.

12.4                           Headings.  The headings in this Agreement are for convenience of reference and are not a part of this Agreement and shall not affect the meaning or construction of any of its provisions.

12.5                           Governing Law.  This Agreement shall become valid when executed and accepted by Company.  The parties agree that it shall be deemed made and entered into in the State of New York and shall be governed and construed in accordance with the law of the State of New York without giving effect to any conflict of law rule or principle that might require the application of the law of another jurisdiction.  Any suit filed in pertaining to or arising out of the Agreement shall be filed in the courts of Broome County, New York.

12.6                           Alternative Dispute Resolution.  In the event of any dispute between the parties relating to this Agreement, the parties agree that the following dispute resolution procedures shall be followed:  “Dispute” shall mean any alleged material breach of any representation, warranty or obligation therein, or a disagreement regarding the interpretation, performance or nonperformance of any provision thereof, or the validity, scope and enforceability of these Dispute Resolution Procedures, or any dispute regarding any damages arising from the termination of the Agreement: provided that, any attempt by either party to obtain or enforce equitable remedies, including but not limited to preliminary or permanent injunctions, temporary restraining order or specific performance shall not be deemed a Dispute hereunder.  Any party may give written notice to the other party of the existence of a dispute (a “Dispute Notice”).

Step one of the Alternate Dispute Resolution requires a senior executive of each party, not involved in the Dispute, to negotiate over a period of at least ten (10) days after a Dispute Notice is given.  The senior executives will continue to negotiate past the ten (10), day period for as long as both senior executives agree that progress towards a resolution is being made.

Step Two of the Alternate Dispute Resolution requires the parties to submit to mediation upon the request of either party to the Center for Public Resources to provide a member of the CPR Panel of Neutrals to act as mediator to work with the parties to resolve their differences.  The mediator appointed shall be qualified by experience to deal with issues arising in contracts similar to the Agreement and may be rejected by a party only for bias.  The mediator shall meet with the parties within twenty (20) days of his or her appointment to help the parties resolve the Dispute.  Efforts to reach a settlement will continue until (a) a written settlement is reached, (b) the mediator concludes and informs the parties in writing that further efforts would not be useful, or (c) the parties agree in writing that an impasse has been reached.  The costs of the mediation, including fees and expenses, shall be borne equally by the parties.

Step Three of the Alternate Dispute Resolution requires the parties to agree to binding arbitration conducted in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators, of whom each party shall appoint one and the third to be selected by the other two.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrator(s) shall be binding upon the parties and may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Broome County, New York.  The arbitrator(s) are not empowered to award damages in excess of those damages authorized by the Agreement.  All costs of arbitration including the fees of the arbitrator(s) shall be borne equally by the parties.

12.7                           Severability.  The provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

12.8                           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns; provided, however; that Company or Distributor may not assign, delegate, transfer, convey or subcontract all or any portion of its rights, duties, and obligations under this Agreement without the prior written consent of the other party, which consent may be given or withheld for any reason or no reason.  This Agreement is not intended to confer on third parties, other than permitted assigns, the right to enforce any provisions of the Agreement.

12.9                           Contribution.  There is no allowance for Contribution in the Pricing proposal.  Neither Company nor Restaurants will solicit Distributor for any such contributions (i.e. golf tournaments, company picnics, charitable events).

12.10                     Notices and Authorized Representatives of the Company.  All notices, requests, demands, tenders and other communications required under this Agreement shall be in writing and shall be deemed given (a) if delivered, mailed (certified or registered mall, postage prepaid) or sent by overnight courier to the other party at its address set forth below, or (b) If transmitted by facsimile to the facsimile number of the other party if set forth below, or (c) if transmitted by email to the e-mall address of the other party if set forth below.  Any party may change its mailing address, facsimile number, or e-mall address by giving notice to the other party in the manner provided herein.

Notices to Company should be addressed as follows:

Address:

Attention:

Telephone #:

Facsimile #:

E-mall Address:

Notices to Distributor should be addressed as follows:

Address:                                                                                                    Maines Paper & Food Service, Inc.
PO Box 450
101 Broome Corporate Parkway
Conklin, NY.  13748

Attention:                                                                                               Patrick Murphy
Vice President, National Accounts

Telephone #:                                                                                (607) 779-1212

Facsimile #:                                                                                        (607) 779-1695

E-mall Address:                                                                  Patrick.Murphy@Maines.net

IN WITNESS WHEREOF, Company and Distributor have executed this Agreement as of the Effective Date.

WITNESS:		DavCo Restaurants, Inc.
Company

	By:	/s/ Joseph F. Cunnane, III
(Signature)

Joseph F. Cunnane, III
Print name

	Title:	Chief Operating Officer

	Attest:	/s/ David J. Norman

WITNESS:
MAINES PAPER & FOOD SERVICE, INC. (Distributor)

By:	/s/ Christopher Mellon
(Signature)

Christopher Mellon
Print name

Title:	President and Chief Executive Officer

Attest:

EXHIBITS

(These are numbered using the section number where they have first been referred to in the Agreement)

1.2           Credit Terms and Conditions

1.26         Territory

2.1           Products Covered by this Agreement

3.5           Customer Requested Inventory

4.4           Approved Suppliers

5.             Pricing

6.1           Product Withdrawals/Recalls

Exhibit 1.2

Credit Terms and Conditions

Each legal entity within Company which is obligated to remit payment for services rendered by Distributor will be required to complete a credit application for credit approval prior to the first delivery.  Unless otherwise agreed in writing, a personal guarantee is required on each account.  In addition, Distributor requires consolidated audited financial statements from Company on an annual basis for credit review.  If audited financial statements are not available, Company will provide copies of its consolidated tax returns annually.

Company agrees to notify Distributor if any franchise Restaurant (if applicable) is past due on any of its franchise payment requirements.

Distributor reserves the right to reduce terms; including requiring COD and cash deposits on account, if there is any financial decline in individual Restaurants, especially franchised Restaurants.  Financial decline is defined as payment terms under this agreement going beyond   *    without the prior written consent of Distributor.  Company agrees to prohibit such franchisee from moving its foodservice requirements to another distributor without first paying Distributor in full.

Interest on any past due amounts will accrue       *

There is no allowance for bad debt in the pricing proposal; accordingly, payment terms require strict compliance.

All credit decisions will be reviewed as needed.

Payment terms are        *           from date of invoice subject to the following discount schedule:

Payment Terms	Fee Per Case
*	*

Payment Method.  Payment will be made by ACH transfer.  Credit terms are based upon credit worthiness and a completed credit application.  Payment discounts to be taken off invoice.  No unauthorized deductions may be taken off invoice.

Any discounts are net of premiums, promotional items, split cases, contract items, syrups, and any items where the price is state mandated or regulated.

EXHIBIT 1.26

TERRITORY

	Store Number and Name	Street Address	City, State
1	01 WALDORF	2040 CRAIN HIGHWAY	WALDORF, MD 20601
2	02 ALEXANDRIA	6329 RICHMOND HIGHWAY	ALEXANDRIA, VA 22306
3	03 MILLERSVILLE	8203 MD RT 3 (VETERANS HWY)	MILLERSVILLE, MD 21108
4	04 COCKEYSVILLE	9817-23 YORK ROAD	COCKEYSVILLE, MD 21030
5	07 EDGEWOOD	1950 PULASKI HIGHWAY	EDGEWOOD, MD 21009
6	08 OXON HILL	6122 OXON HILL ROAD	OXON HILL, MD 20745

	Store Number and Name	Street Address	City, State
7	09 PENN MAR	3440 DONNELL DRIVE	FORESTVILLE, MD 20747
8	11 HARTFORD & JOPPA	3001 EAST JOPPA ROAD	BALTIMORE, MD 21201
9	12 CLINTON	8907 WOODYARD ROAD	CLINTON, MD 20735
10	13 CRAIN HIGHWAY	6910 RITCHIE HIGHWAY	GLEN BURNIE, MD 21061
11	14 REISTERSTOWN	10109 REISTERSTOWN ROAD	OWINGS MILLS, MD 21117
12	15 BELTSVILLE	10634 BALTIMORE BLVD	BELTSVILLE, MD 20705
13	16 JUMPERS HOLE	8146 RITCHIE HIGHWAY	PASADENA, MD 21122
14	17 WOODBRIDGE	14117 JEFF DAVIS HWY	WOODBRIDGE, VA 22191

	Store Number and Name	Street Address	City, State
15	18 FREDERICK	1201 WEST PATRICK STREET	FREDERICK, MD 21701
16	20 LIBERTY ROAD	8610 LIBERTY ROAD	RANDALLSTOWN, MD 21133
17	21 LANDOVER	8211 LANDOVER ROAD	LANDOVER, MD 20785
18	22 LAPLATA	6293 CRAIN HIGHWAY	LAPLATA, MD 20646
19	23 MARTIN BOULEVARD	119 BEACON ROAD	BALTIMORE, MD 21220
20	24 WABASH	4410 WEST NORTHERN PKY	BALTIMORE, MD 21215
21	25 NORTH POINT	4000 NORTH POINT BOULEVARD	BALTIMORE, MD 21222
22	26 DORSEY ROAD	7399 B&A BOULEVARD	GLEN BURNIE, MD 21061

	Store Number and Name	Street Address	City, State
23	27 SILVER HILL	5425 SILVERHILL ROAD	SUITLAND, MD 20746
24	28 PATAPSCO	605 E. PATAPSCO AVENUE	BALTIMORE, MD 21225
25	29 WEST STREET	1949 WEST STREET	ANNAPOLIS, MD 21401
26	30 HAGERSTOWN	350 DUAL HIGHWAY	HAGERSTOWN, MD 21746
27	31 RIVIERA BEACH	8457 FT SMALLWOOD ROAD	PASADENA, MD 21122
28	34 BAYBRIDGE	1454 WHITEHALL ROAD	ANNAPOLIS, MD 21401
29	35 KING STREET	5050 CHESTERFIELD ROAD	ARLINGTON, VA 22206
30	36 MERRITT BOULEVARD	1320 MERRITT BOULEVARD	BALTIMORE, MD 21222

	Store Number and Name	Street Address	City, State
31	37 GREENBELT	7513 GREENBELT ROAD	GREENBELT, MD 20770
32	39 TAKOMA PARK	6823 NEW HAMPSHIRE AVE	TAKOMA PARK, MD 20912
33	40 ECHO HILLS	7391 LEE HIGHWAY	FALLS CHURCH, VA 22042
34	41 VAN DORN	229 S VAN DORN STREET	ALEXANDRIA, VA 22314
35	42 WESTSIDE	2339 FREDERICK AVENUE	BALTIMORE, MD 21223
36	43 MANASSAS I	8989 CENTREVILLE ROAD	MANASSAS, VA 22110
37	44 DERWOOD	15807 FREDERICK ROAD	ROCKVILLE, MD 20850
38	45 TYSON’S CORNER	8301 LEESBURG PIKE	VIENNA, VA 22182

	Store Number and Name	Street Address	City, State
39	47 MANASSAS II	8010 SUDLEY ROAD	MANASSAS, VA 22042
40	48 WOODLAWN	8700 RICHMOND HIGHWAY	ALEXANDRIA, VA 22314
41	49 LEXINGTON PARK	21589 GREAT MILLS ROAD	LEXINGTON PARK, MD 20653
42	50 BELAIR	336 BALTIMORE NATIONAL PIKE	BELAIR, MD 21014
43	52 COLUMBIA	6355 DOBBIN ROAD	COLUMBIA, MD 21044
44	54 OCEAN CITY	12303 COASTAL HIGHWAY	OCEAN CITY, MD 21842
45	55 TRIANGLE	18601 JEFF DAVIS HWY	TRIANGLE, VA 22172
46	56 BRIGGS CHANEY	13804 OUTLET DRIVE	SILVER SPRING, MD 20904

	Store Number and Name	Street Address	City, State
47	59 SALISBURY	1101 SALISBURY BOULEVARD	SALISBURY, MD 21801
48	60 JERMANTOWN	4000 JERMANTOWN ROAD	FAIRFAX, VA 22015
49	61 GEORGIA AVENUE	3900 GEORGIA AVENUE NW	WASHINGTON, DC 20011
50	62 BURKE	6056 BURKE COMMONS DR	BURKE, VA 22015
51	64 COLUMBIA PIKE	3431 COLUMBIA PIKE	ARLINGTON, VA 22204
52	65 BELTWAY PLAZA	6242 GREENBELT ROAD	GREENBELT, MD 20770
53	66 ANNANDALE	7042 LITTLE RIVER TPK	ANNANDALE, VA 22003
54	68 NURSERY ROAD	714 NURSERY ROAD	LINTHICUM, MD 21090

	Store Number and Name	Street Address	City, State
55	69 EASTON	8275 OCEAN GATEWAY	EASTON, MD 21601
56	70 COLUMBIA 108	9150 ROUTE 108	COLUMBIA, MD 21045
57	71 NEW YORK AVENUE	100 NEW YORK AVENUE	WASHINGTON, DC 20002
58	72 RESTON	1701 BRACKNELL DRIVE	RESTON, VA 22091
59	73 CROFTON	1064 N. BOUND ROUTE 3	GAMBRILLS, MD 21054
60	74 BUCKEYSTOWN	5719 BUCKEYSTOWN PIKE	FREDERICK, MD 21701
61	75 MONTGOMERY VILLAGE	18350 CONTOUR ROAD	GAITHERSBURG, MD 20877
62	76 LEE HIGHWAY	5066 LEE HIGHWAY	ARLINGTON, VA 22205
63	77 OCEAN CITY II	3101 COASTAL HIGHWAY	OCEAN CITY, MD 21842

	Store Number and Name	Street Address	City, State
64	79 MINNESOTA & DEAN	4250 NANNIE HELEN BUR. AVE	WASHINGTON, DC 20019
65	80 FT. WASHINGTON	11815 LIVINGSTON ROAD	FT. WASHINGTON, MD 20744
66	81 DUKE & QUAKER	3300 DUKE STREET	ALEXANDRIA, VA 22314
67	82 LAUREL LAKES	14050 BALTIMORE BOULEVARD	LAUREL, MD 20707
68	83 KENILWORTH	6210 KENILWORTH AVENUE	RIVERDALE, MD 20737
69	84 N. WASHINGTON	825 N. WASHINGTON STREET	ALEXANDRIA, VA 22314
70	85 BELAIR & SILVER SPRING	8700 BELAIR ROAD	BALTIMORE, MD 21236
71	86 OCCOQUAN	1470 OLD BRIDGE ROAD	WOODBRIDGE, VA 22193

	Store Number and Name	Street Address	City, State
72	87 HARTFORD & BROADWAY	2045 HARTFORD ROAD	BALTIMORE, MD 21218
73	88 COURTHOUSE	2038 WILSON BOULEVARD	ARLINGTON, VA 22201
74	90 WATKINS	8 WATKINS PARK DRIVE	KETTERING, MD 20772
75	91 CAMBRIDGE	211 SUNBURST HIGHWAY	CAMBRIDGE, MD 21613
76	92 COUNTRYSIDE	3 PIDGEON HILL DRIVE	STERLING, VA 22170
77	93 RIGGS & SARGENT	6425 A SARGENT ROAD	HYATTSVILLE, MD 20781
78	94 CHANTILLY	13902 LEE JACK MEM HWY	CHANTILLY, VA 22021
79	95 GERMANTOWN	12988 MIDDLEBROOK ROAD	GERMANTOWN, MD 20875

	Store Number and Name	Street Address	City, State
80	96 GOVANS	5615-21 YORK ROAD	BALTIMORE, MD 21201
81	97 GARRISONVILLE	145 GARRISONVILLE ROAD	STAFFORD, VA 22554
82	98 ABERDEEN II	987 BEARDS HILL ROAD	ABERDEEN, MD 21001
83	99 SECURITY BOULEVARD	1660 WHITEHEAD COURT	BALTIMORE, MD 21207
84	100 SOUTH CAPITAL &	231 STREET, SE	WASHINGTON, DC 20003
85	101 FOX CHAPEL	19775 OLD FREDERICK ROAD	GERMANTOWN, MD 20874
86	102 WHITE MARLIN	12641 OCEAN GATEWAY	OCEAN CITY, MD 21842
87	103 DARENSTOWN	121114 DARNESTOWN RD	GAITHERSBURG, MD 20878

	Store Number and Name	Street Address	City, State
88	104 LEESBURG	404 E MARKET PLAZA	LEESBURG, VA 22075
89	105 DRANESVILLE	46900 COMMUNITY PLAZA	STERLING, VA 22075
90	106 GOLDEN RING	8699 PHILADELPHIA ROAD	BALTIMORE, MD 21237
91	107 LOCHRAVEN & JOPPA	1608 EAST JOPPA ROAD	TOWSON, MD 21204
92	108 WESTMINSTER	395 NORTH CENTER STREET	WESTMINSTER, MD 21157
93	109 ASPEN HILL	14012 CONNECTICUT AVE	SILVER SPRING, MD 20904
94	110 ROCKVILLE	808 ROCKVILLE PIKE	ROCKVILLE, MD 20855

	Store Number and Name	Street Address	City, State
95	111 VALLEY PARK	1570 WESEL BOULEVARD	HAGERSTOWN, MD 21746
96	112 GAINESVILLE	7450 GAINSVILLE VLG SQ	GAINSVILLE, VA 20155
97	113 PRINCE FREDERICK	170 SOLOMONS ISLAND RD	PRINCE FREDERICK, MD 20678
98	114 LANHAM	9401 ANNANAPOLIS ROAD	LANHAM, MD 20706
99	115 CHANTILLY II	14445 BROOKFIELD TWR DR	CHANTILLY, VA 22021
100	116 POTOMAC MILLS	14493 GIDEON DRIVE	WOODBRIDGE, VA 22192
101	117 HERNDON	2160 CENTREVILLE ROAD	FAIRFAX, VA 22070
102	118 SALISBURY II	2710 N. SALISBURY BLVD	SALISBURY, MD 21801

	Store Number and Name	Street Address	City, State
103	119 CATONSVILLE	6600 BALTIMORE NATIONAL PIKE	CATONSVILLE, MD 21228
104	120 TOWN CREEK	45460 MIRAMAR WAY	CALIFORNIA, MD 20619
105	121 FAIRLAKES	13030 FAIRLAKES PKWY	FAIRFAX, VA 22033
106	122 WALDORF SOUTH	3005 CRAIN HIGHWAY	WALDORF, MD 20601
107	123 ELDERSBURG	6400 RIDGE ROAD	ELDERSBURG, MD 21784
108	124 THURMONT	303 TIPPIN DRIVE	THURMONT, MD 21788
109	125 TAPPAHANNOCK	1433 TAPPAHANNOCK BLVD	TAPPAHANNOCK, VA 22560
110	126 SHARPSBURG	10502 SHARPSBURG PIKE	HAGERSTOWN, MD 21740

	Store Number and Name	Street Address	City, State
111	128 CALVERTON	11741 BELTSVILLE DRIVE	CALVERTON, MD 20705
112	129 FALMOUTH	588 WARRENTON ROAD	FALMOUTH, VA 22405
113	130 JOPPATOWNE	1060 JOPPA FARM ROAD	JOPPATOWNE, MD 21085
114	131 LAUREL/198	3563 RUSSETT GREEN EAST	LAUREL, MD 20724
115	132 WHITE MARSH	8241 PERRY HALL BOULEVARD	BALTIMORE, MD 21237
116	133 FLOWER HILL	18425 WOODFIELD ROAD	GAITHERSBURG, MD 20879
117	134 EDGEWATER	100 EAST CENTRAL AVENUE	EDGEWATER, MD 21037
118	135 HAMPSTEAD	4224 NORTH WOODS TRAIL	HAMSTEAD, MD 21074

	Store Number and Name	Street Address	City, State
119	136 ELKTON	101 PULASKI HIGHWAY	ELKTON, MD 21921
120	137 K STREET	1725 K STREET, NW	WASHINGTON, DC 20005
121	138 VIENNA	411 EAST MAPLE AVENUE	VIENNA, VA 22180
122	139 PRINCE WILLIAM	2410 PRINCE WILLIAM PKWY	WOODBRIDGE, VA 22192
123	140 7 CORNERS	6349 SEVEN CORNERS	FALLS CHURCH, VA 22015
124	141 CASCADES	46350 POTOMAC RUN PLAZA	STERLING, VA 20164
125	142 BRANCH AVENUE	3636 BRANCH AVENUE	TEMPLE HILLS, MD 20784
126	143 MLK	901 MCCULLOH STREET	BALTIMORE, MD 21212

	Store Number and Name	Street Address	City, State
127	144 HUNT VALLEY	11320 YORK ROAD	HUNT VALLEY, MD 21030
128	145 CAMP SPRINGS	6335 ALLENTOWN	CAMP SPRINGS, MD 20748
129	146 BOWIE	16400 HARBOUR WAY	BOWIE, MD 20716
130	147 MERRIFIELD	3040 GATEHOUSE PLAZA	MERRIFIELD, VA 22042
131	148 FAIRFAX CITY	9688 MAIN STREET	FAIRFAX CITY, VA 22031
132	149 MOUNTAIN ROAD	8098 EDWIN RAYNOR BLVD	PASADENA, MD 21122
133	150 WASHINGTON	3620 WASHINGTON BLVD	BALTIMORE, MD 21227
134	151 ELKRIDGE	7311 WASHINGTON BLVD	ELKRIDGE, MD 21227

	Store Number and Name	Street Address	City, State
135	152 NEW CARROLLTON	8308 ANNAPOLIS ROAD	NEW CARROLLTON, MD 20784
136	153 BWI	1589 WEST NURSERY ROAD	LINTHICUM, MD 21090
137	154 SAVAGE	8850 GORMAN ROAD	LAUREL, MD 20723
138	155 KENT ISLAND	120 CHESTER STATION ROAD	CHESTER, MD 21619
139	156 NORTHEAST	2522 W. PULASKI HIGHWAY	NORTH EAST, MD 21901
140	157 FRANKLIN BOULEVARD	11818 REISTERSTOWN ROAD	REISTERSTOWN, MD 21136
141	158 UPPER MARLBORO	15408 CHRYSLER DRIVE	UPPER MARLBORO, MD 20772
142	159 CHARLOTTE HALL	30273 TRIANGLE DRIVE	CHARLOTTE HALL, MD 20622

	Store Number and Name	Street Address	City, State
143	160 SALISBURY III	403 PUNKIN COURT	SALISBURY, MD 21804
144	161 SEVERNA PARK	498 RITCHIE HIGHWAY	SEVERNA PARK, MD 21146
145	162 MIDDLESEX	1344 EASTERN BOULEVARD	BALTIMORE, MD 21221
146	163 CENTRAL AVENUE	8715 CENTRAL AVENUE	CAPITAL HEIGHTS, MD 20743
147	164 CLARKSVILLE	5801 CLARKSVILLE SQUARE DR	CLARKSVILLE, MD 21029
148	165 ANNANDALE II	7530 LITTLE RIVER TURNPIKE	ANNANDALE, VA 22003
149	166 HIGHLAND	6411 EASTERN AVENUE	BALTIMORE, MD 21224
150	167 PARKRIDGE	10700 BULLOCH DRIVE	MANASSAS, VA 20109

	Store Number and Name	Street Address	City, State
151	168 HAGERSTOWN	17786 GARLAND GROH BLVD	HAGERSTOWN, MD 21740
152	169 LEONARDTOWN	40804 MERCHANT LANE	LEONARDTOWN, MD 20650
153	170 ROLLING ROAD	2351 ROLLING ROAD	BALTIMORE, MD 21224
154	172 ARUNDEL MILLS	7057 ARUNDEL MILLS BLVD	HANOVER, MD 21076
155	173 NICHOLSON LANE	5001 NICHOLSON LANE	ROCKVILLE, MD 20850
156	174 DALE CITY	4461 CHESHIRE STATION WAY	DALE CITY, VA 22193

Due to reopen 9/1/02 - 10/1/02

EXHIBIT 2.1

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
1	42847	Spongebob toy	Elk	250	Formula Pricing
2	42848	Toy 2	Elk	250	Formula Pricing
3	42849	Toy 3	Elk	250	Formula Pricing
4	42850	Toy 4	Elk	250	Formula Pricing
5	10164	Diet Coke	Coke	5 gal	National Contract
6	10165	Sprite	Coke	5 gal	National Contract
7	10203	Coke Classic	Coke	5 gal	National Contract
8	16705	Mr. Pibb Extra	Coke	5 gal	National Contract
9	14780	MM Lemonade	Coke	5 gal	National Contract
10	16896	Hi-C Fruit Punch	Coke	5 gal	National Contract
11	13279	Barqs Root Beer	Coke	5 gal	National Contract
12	18314	MM Grape	Coke	2.5 gal	National Contract
13	3004	Ice Melt	Cargill	25 lb	yes
14	21041	Towel, White	Atl Mills	150 count	yes
15	20209	Tea Urn Bags	Rapak	100 count	yes
16	20363	Bakery Tissue	Papercorn	10 M count	yes
17	20893	Grill Towel, Red	Asbury	4 / 100 count	yes
18	21295	Brasso	Norchem	12 / 6 oz.	yes
19	21355	Glove Vinyl Small	Ansell	10 / 100 count	yes
20	21356	Glove Vinyl Medium	Ansell	10 / 100 count	yes
21	21357	Glove Vinyl Large	Ansell	10 / 100 count	yes
22	21657	Thermal Paper	NCR	72 count	yes
23	21676	Gloves, Poly Lg	Ansell	4 / 500 count	yes

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
24	21924	Alcohol Prep Pad	Nice-Pac	10 / 200 count	yes
25	23232	Tissue Toilet Jr. (O)	Kimberly	12 roll	yes
26	23818	Name Tags - Silver	Elk	25 each	yes
27	23824	Register Cassette - NCR	NCR	4 each	yes
28	23825	Detail Tape 177D	NCR	10 / 12 count	yes
29	23827	Cassette Ribbon - Par	NCR	6 count	yes
30	23863	Scotch Brk Grdl Scrub	3M	3 / 4 count	yes
31	23865	Dish Detergent - WA	Norchem	5 gal	yes

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
32	23866	Cleaner All purpose	Norchem	5 gal	yes
33	23957	Antibacterial Soap	Norchem	12 count	yes
34	24205	Towel Roll Brown	Norchem	12 each	yes
35	66106	Towelettes	Royal Paper	10 / 100 count	yes
36	24245	Poly Apron	Rofson Assoc.	10 / 100 count	yes
37	24259	Griddle Screen	3M	20 each	yes
38	24338	Toilet Tissue - Jumbo	Norchem	6 each	yes
39	24373	Sanitizer - Q Feet	Norchem	5 gal	yes

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
40	24374	Window Cleaner	Norchem	5 gal	yes
41	43225	Filter/Chester Fryer	Dallas Group	30 count	yes
42	24595	Toilet Tissue	MDS	96 count	yes
43	24847	Scouring Pad	3M	60 count	yes
44	24848	Griddle Sorsen	3M	10 / 20	yes
45	25769	Film 15’ x 2000’	Anchor	each	yes
46	29766	Filter Henny Penny New	Dallas Group	60 count	yes
47	41651	Sanitizer Frosty	Purdy	200 / 2 Z	yes
48	42311	Pan Spray coating	Ventura Foods	6 each	yes

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
49	42616	Towel Blue	Atlantic Mills	150	yes
50	42617	Can liner 43 x 48	Tyco Plastics	400	yes
51	42856	Degreaser HD	Norchem	4 / 1 gal	yes
52	42614	Tray liner salads	Schwartz Paper	2500
53	1252	Sausage Patty	Jones Dairy	10 lb
54	1312	Bic-8 Piece	Perdue	38.5 lb
55	4199	Frosty	Cloverland	2/2.5 gal
56	4200	Mead - Jr	Moyer	4 / 10 lb
57	4205	Chill Vegetables	Hanover	16/2.3 lb

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
58	4206	Broccoli/Frozen	Hanover	12/2.5 lb
59	4207	Milk UHT 2%	Morningstar	24/8 oz
60	4218	CHZ 126 count	Schreiber	8 / 5 lb
61	4219	CHZ 184 count	Schreiber	8 / 5 lb
62	4220	CHZ Pot/Chilli - Shred	Shreiber	4 / 5 lb
63	4229	Meat / 4 oz	Moyer	40 lb
64	4252	Margarine/Liq	Lipton Food	2 / 17.5 lb
65	4325	Creamers/Half & Half	Morningstar	480 count
66	4648	Sour Cream PC’s	Darifare	300 count
67	4706	English Muffins	CPC Food	72 count
68	4769	Honey Mustard Sauce	International	4 / 48 oz

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
69	4982	Danish Assorted	Sara Lee	24 count
70	5523	Country Crock	Lipton Food	432 / 14 gm
71	5570	Pancake Batter/Frozen	Van de Kemps	12 count
72	6494	French Fries	Cavendish	6 / 6 lb
73	6554	Buttermilk Biscuits	Liqui-dri Bakery	6 / 20 count
74	6766	Biscuit So. Style	Pillsbury	216 count
75	7112	Eggs/Ext. Life	Michael Foods	15 / 2 lb
76	7123	Orange Juice	Ardmore	48 count
77	7125	Apple Juice	Ardmore	48 count
78	7864	Orange Juice	Minute Maid	40 / 10 oz

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
79	10422	Sanka - Individual	General Foods	5 / 100 count
80	10915	Mandarin Oranges	Mitsui Foods	6/10
81	11172	Tea Bags, Individual	Tetley	100 count
82	11322	Chili Seasoning PC’s	PPI	500 count
83	11326	Salt PC’s	Diamond	6000 count
84	11327	Pepper PC’s	Diamond	6000 count
85	11331	Chives	Hanover	6 / 1 oz
86	11334	Kidney Beans, Dr	Hanover	12 / #5
87	11343	Kidney Beans, Lt	Hanover	6 / #10
88	11346	Ketchup, PC’s	Heinz	1500 count
89	11347	Chili Base	Hunt-Wesson	6 / #10

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
90	11350	Chili Seasoning - Pkts	McCormick	30 / 1.5 oz
91	11462	Coffee Pkts	S&D	128 / 2 oz
92	11664	Cheese Sauce Dry	TUF	24 / 15.5 oz
93	11812	Hot Sauce, 7 gm	Heinz	200 count
94	11823	Ketchup, Volpack	Heinz	1 / 3 gal
95	12014	Sauce, Sweet/Sour	Portion P&c	120 / 1 oz
96	12044	Tea Bag Iced - priv. Estate	Tetley	96 / 1 oz
97	12402	Sauce, BBQ	Portion Pac	120 / 1 oz
98	12403	Sauce, Honey Mustard	Portion Pac	120 / 1 oz
99	31772	Sugar PC’s	Diamond	2000 count
100	12816	Jelly Assorted PC’s	Smucker	200 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
101	13341	Salt Shaker Disposable	Diamond Cry	48 each
102	13346	Pepper Shaker Disposable	Diamond Cry	48 each
103	13592	Betterwash-No msg	McCormick	20 / 1.5 lb
104	13733	Lemon Juice PC’s	Portion Pac	200 count
105	14113	Sweet-n-Low	Sugar Foods	2 / 1250 count
106	14638	Tea Bags - Iced	Lipton Food	96 / 1 oz
107	14647	Breading - nsw	McCormick	5 / 10 lb bags
108	16222	Hot Chocolate	Nestle	6 / 50 count
109	17619	Saltines	Kellogg	500 count
110	18194	Pickles	Degraffeneci	6 count pouch

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
111	18865	Candy, Milky Way	M&M Mars	24 / 13 oz
112	18908	Corn Oil Liquid	Cargil	32 lb
113	20194	Gr. Biggie FF Carton	Dopaco	10 / 50 count
114	20220	4 cup carrier	Tenneco	300 count
115	20481	Filter Shortening 10” ACS 1 / 50 count	Tenneco	300 count
116	20675	Bag #5 BIC	Duro	4 / 500 count
116	20676	Bag #8 BIC	Duro	4 / 500 count
117	21363	Bag, 12# Chicken	Duro	2 / 500 count
118	21555	Filters - 12 cup	Rockline Indus	1000 count
119	21810	Pancake Syrup	Hunt-Wesson	100 count
120	22062	Souffle Cup - 2 oz	Prairie	2500 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
121	22066	Souffle Lid - 2 oz	Prairie	2500 count
122	22099	Rapi - Kool Bag	Duro	500 count
123	23416	Stirrere, Plastic	Jet	10 / 1 M
124	23804	Trayliner Chicken	Amidon	5000 count
125	23808	Hot cup 12 oz foam	Dart	20 / 25 count
126	23809	Hot cup 12 oz lid	Dart	10 / 100 count
127	23810	Hamburger Salt	Cargill Salt	12 each
128	23814	Bag - shopping	Duro	250 count
129	23817	NHRA	Elk	250 count
130	23832	Platter - Black SM	Tenneco	4 / 125 count
131	23833	Platter Lid - Sm	Tenneco	2 / 250 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
132	23834	FF Carton Sm	Dopaco	16 / 125 count
133	23859	Potato Casserole	Sweetheart	8 / 125 count
134	24345	Souffle Cup ¾ oz	Sweetheart	20 / 250 count
135	24353	Chicken Boat - 3 lb	Temple IN	2 / 250 count
136	24486	Freezer Bags	Com-pac	250 count
137	24608	Hot to Go Bag	Duro	250 count
138	24813	Salt Deicer Glacier Mall	Cargill Salt	50 lb
139	24900	Wax Wrap Sand	Wolf	5000 count
140	25565	Potato Casserole Lid	Sweetheart	6 / 105 count
141	25617	Fr. Fry Carton - Biggie	Dopaco	20 / 75 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
142	27140	Lid Oval Black	Tenneco	250 count
143	27141	Platter Black	Tenneco	500 count
144	29846	Cold cup, 6 oz	International Paper	20 / 75 count
145	29847	Cold cup, 12 oz	International Paper	15 / 100 count
146	29848	Cold cup, 16 oz	International Paper	20 / 55 count
147	29849	Cold cup, 20 oz	International Paper	24 / 40 count
148	28950	Cold cup, 32 oz	International Paper	12 / 40 count
149	28951	Cold cup lid, 6 oz	International Paper	12 / 125 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
150	29852	Cold cup lid, 12 oz	International Paper	8 / 145 count
151	29853	Cold cup lid, 16-20 oz	International Paper	12 / 125 count
152	29854	Cold cup lid, 32 oz	International Paper	9 / 120 count
153	29855	Chili Container, 12 oz	International Paper	20 / 25 count
154	29856	Chili Container, 16 oz	International Paper	10 / 25 count
155	29857	Chili Container Lid 12 oz	International Paper	10 / 75 count
156	29858	Chili Container Lid 16 oz	International Paper	10 / 60 count

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
157	29865	Spoon wrapped	Jet	1000 count
158	29866	Knife wrapped	Jet	1000 count
159	29880	Fork wrapped	Jet	1000 count
160	29881	Straw	Jet	16 / 500 count
161	29949	Croutons Seasoned	Acosta	25 oz
162	30259	Tomatoes - bulk	Maryland Fresh	25 lb
163	30266	Lettuce Iceberg	Sunridge Farm	24 head
164	30270	Lettuce Romaine	Sunridge Farm	24 head

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
165	30276	Cucumbers	Pacific Collar	24 count
166	30322	Potatoes - 80 ct	Agrf-Fresh	50 lb
167	30679	Red sliced onions	Hearn Kirk	5 / 1 #
168	31004	Sliced onions	Hearn Kirk	2 / 5 lb
169	31609	Carton FF Med	Dopaco	1 M
170	31837	Chicken diced Wendy’s	Gold Kist	4 / 4 #
171	31972	Cup cold 20 oz late night	International Paper	24 / 40
172	32058	Carrots match stick	Grimmway Farms	2 / 5 lb
173	40771	Cup cold 32 oz late night	International Paper	12 / 40

	Code #	Item Description	Item Brand	Case Pack	Ancillary Items
174	40772	Bacon precooked 1800 ct	Sugardale	6 / 300 count

EXHIBIT 3.5

Customer Requested Inventory Procedures

Throughout the Term of this Agreement the parties understand that Company will implement pursuant to its marketing plan, or otherwise, certain limited time offers (“LTO”) that may involve food Products and/or premiums and/or other promotional items.  Distributor shall utilize its best efforts to support any such LTO’s.  By definition, an LTO is a promotional offer that is made available for a limited period of time (the “LTO Period”).  Company in its discretion shall set all LTO Periods for promotions; Distributor will work with the Company to mutually agree upon method of distribution for LTO’s.  Company and Distributor understand and acknowledge that following the expiration of LTO Periods certain promotional inventory associated with the LTO in question may remain unsold (“Excess Inventory”).  Therefore, at the close of each calendar week during any LTO Period, Distributor shall provide Company with Distributor’s projections with respect to potential Excess Inventory.  If following the end of the LTO Period and any Extensions (as defined below) there is Excess Inventory that can no longer be sold by Designating Restaurants, then Distributor and Company shall meet to discuss an appropriate resolution with respect to the cost of the Excess Inventory and payment with respect thereto.

In any event, the Company is committed to disposing of the respective Excess Inventory within thirty (30) days of the conclusion of the promotional period for the LTO.  Disposition will be completed via: 1) Force-shipping the Excess Inventory to Restaurants at the Company’s discretion; 2) Donating the Excess Inventory to an entity at the Company’s discretion; or 3) Destroying and disposing of the Excess Inventory at Company’s discretion.

EXHIBIT 4.4

Approved Suppliers

EXHIBIT 5

PRICING

[*]

EXHIBIT 6.1

PRODUCT WITHDRAWALS/RECALLS

1.                                         Distributor can be notified of a product withdrawal/recall by either Company or the supplier.  The Distributor will coordinate the withdrawal of product from Restaurants.

When a withdrawal order is issued, the product or material will be identified by the:

a.                                         Product/material name

b.                                        Processor and brand

c.                                         Production code or date

2.                                         Upon receipt of the withdrawal notice, on Company or vendor letterhead, the Distributor will:

a.                                         Call a meeting of the recall/withdrawal team members.

b.                                        Immediately segregate and mark, with appropriate warning or instructions, all involved distributor stock to assure that none shall be delivered to Restaurants.

c.                                         Assign a new item number to the Product that has been segregated.

d.                                        Immediately alert personnel to segregate and marls all involved en-route stock.

e.                                         Notify Company of the:

i.                                            Number of cases Distributor has in its possession, and

ii.                                         Number of cases sold to Restaurants or shipped to other parties approved to receive or purchase the affected item.

f.                                           If the withdrawal involved Restaurant stock, the Distributor shall:

i.                                            Generate a query indicating all Restaurant locations that have received the recalled/withdrawn product.

ii.                                         Immediately begin notifying all Restaurants to which the involved product has been shipped, giving all pertinent information.

iii.                                      Keep a list of Restaurants called, time called, and person receiving information.

iv.                                     Promptly pick up stock involved and keep records of amount returned.

v.                                        Replace stock promptly to minimize impact on restaurant operations.

g.                                        When all necessary return or withdrawal actions have been completed, the Distributor shall:

i.                                            Notify Company In writing and by telephone, verifying what actions have been taken or not taken.

ii.                                         Give Company data on the amount of product/material recovered, as well as the total amount originally received and held in storage.

h.                                        If the returned or withdrawn product/material was Company labeled, the distributor shall request disposition from Company.  If the product/material is identified by some other brand name, disposition instructions shall be obtained from the processor.

i.                                            in order to facilitate returns or withdrawals, distributor shall maintain a current list of:

i.                                            Restaurants serviced and locations.

ii.                                         Telephone numbers of restaurants.

iii.                                      Names of managers and assistant managers.

The list shall be revised and updated to keep information current.